Exhibit 2.1

TERMINATION AGREEMENT

TERMINATION AGREEMENT (this “Agreement”) dated as of October 13, 2010 among Dover Motorsports, Inc., a Delaware corporation (the “Company”), Dover Downs Gaming & Entertainment, Inc., a Delaware corporation (“Parent”), and DVD Acquisition Corp., a Delaware corporation wholly-owned by Parent (“Merger Subsidiary”).

W I T N E S S E T H :

WHEREAS, Company, Parent and Merger Subsidiary entered into an Agreement and Plan of Merger dated as of September 27, 2010 (the “Merger Agreement”).

WHEREAS, the respective Boards of Directors of Company, Parent and Merger Subsidiary have approved this Agreement;

NOW, THEREFORE, in consideration of the foregoing and agreements contained herein, the parties hereto agree as follows:

The Merger Agreement is hereby terminated pursuant to Section 10.01(a) thereto effective immediately.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth above.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

By:	/s/ Denis McGlynn
Name:	Denis McGlynn
Title:	Chief Executive Officer

DOVER MOTORSPORTS, INC.

By:	/s/ Denis McGlynn
Name:	Denis McGlynn
Title:	Chief Executive Officer

DVD ACQUSITION CORP.

By:	/s/ Denis McGlynn
Name:	Denis McGlynn
Title:	Chief Executive Officer